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                                 Exhibit 1.1.3.

                        STOCK PLEDGE AND ESCROW AGREEMENT
                        ---------------------------------


         THIS AGREEMENT, made this 23 day of November, 2004, by and between MORGAN BEAUMONT, INC., a Nevada corporation ("MBI") on behalf of itself and its shareholders; PAUL MARSHALL ("Marshall"); and WILLIAMS, PARKER, HARRISON, DIETZ & GETZEN (hereinafter the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, Marshall is a representative of an alliance of shareholders of Pan American Energy Corporation (PEA), a publicly held corporation; and

         WHEREAS, PEA entered into merger negotiations with MBI; and

         WHEREAS, a part of the consideration to the then shareholders of MBI (the Original Shareholders) to consent to the merger of MBI and PEA, Marshall agreed to pay $3,000,000 to MBI to capitalize MBI; and

         WHEREAS, based upon Marshall's entrance into a Promissory Note with a principal balance of $3,000,000, the Original Shareholders consented to the merger of MBI and PEA, with MBI the surviving corporation and with the Original Shareholders receiving 13,000,000 shares of MBI common stock and the Marshall controlled shareholders of PEA receiving 27,000,000 shares of MBI common stock; and

         WHEREAS, Marshall has paid principal in the amount of $1,800,000 on the Promissory Note but is delinquent in payments on the Promissory Note to the extent of default; and

         WHEREAS, MBI has delivered to Marshall notice of such delinquency under the Promissory Note; and

         WHEREAS, the relative value of the Original Shareholders' shares of MBI has suffered because of the delinquent payments of the Promissory Note; and

         WHEREAS, MBI and Marshall have agreed to modify the Promissory Note (such modified Promissory Note shall be referred to herein as the "Note") to provide for extended payment terms on the remaining principal balance of the Note; and

         WHEREAS, in consideration of and exchange for the Note and the waiver of past penalties and default interest, Marshall has agreed to pledge 2,400,000 shares of common stock of MBI to be used at the discretion of Morgan Beaumont, Inc., subject to board approval, (the "Pledge Shares") as security for the performance of Marshall's obligation under the Note; and

         WHEREAS, in exchange for the Note and the other terms set forth above, including the Pledge Shares, MBI and the Original Shareholders have waived the right to enforce the terms of the original Promissory Note; and

         WHEREAS, the parties hereto intend to perfect the security interest established herein by placing the Pledged Shares in escrow with Escrow Agent.


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         IT IS THEREFORE AGREED:

         1. PLEDGE. In consideration of the agreement referred to, and other valuable considerations, and for valid business reasons acknowledged by the parties hereto, Marshall hereby grants a security interest to Morgan Beaumont, Inc. in instruments of the following description:

                  Certificate(s) representing 2,400,000 shares of common stock of MBI.

         Williams, Parker, Harrison, Dietz & Getzen ("Escrow Agent"), shall hold the Pledged Shares as security for the performance of Marshall's obligations under the Note between Marshall, as maker, and MBI, as lender, in the original principal amount of $3,000,000 (the "Note").

         2. DIVIDENDS, DISTRIBUTIONS AND SALE. During the term of this pledge, all dividends or other amounts payable arising from, payable on, or distributed with respect to the record ownership of Marshall to the Pledged Shares shall be paid to or received by Marshall, whether in cash, property, stock or otherwise. At any time Marshall fails to timely pay a payment on the Note and Escrow Agent receives written notice thereof from MBI, Marshall shall be in default hereunder and all dividends or other amounts payable arising from, payable on, or distributed with respect to the record ownership of Marshall to the Pledged Shares shall be paid to be used at the discretion of Morgan Beaumont, Inc., subject to Board approval, whether in cash, property, stock or otherwise.

         3. VOTING RIGHTS. During the term of this pledge, and so long as Marshall is not in default in the performance of any of the terms of this Agreement and the Note, Marshall shall have the right to vote the Pledged Shares on all corporate questions. At any time prior to delivery of the Pledged Shares to the Original Shareholders, in the event of a default by Marshall under the Note or any period of delinquency thereon, Marshall shall not be entitled to vote the Pledged Shares or exercise all other rights associated therewith, including the right to be given notice of, and to participate in all meetings of the shareholders of the Corporation.

         4. REPRESENTATIONS. Marshall warrants and represents there are no restrictions upon the transfer of any of the Pledged Shares, that the Pledged Shares are free trading, and that Marshall has the right to transfer the Pledged Shares to the MBI free of any other encumbrances. Marshall will defend the Pledged Shares against all claims and demands of all persons at any time claiming an interest therein, except those referred to herein.

         5. RELEASE. The Pledged Shares shall be released to Marshall by the Escrow Agent upon written notice from MBI that Marshall has paid an installment payment on the Note entitling Marshall to a release of some of the Pledged Shares in accordance with the schedule set forth on Exhibit A hereto. Such notice shall state the amount of any loan payment and the amount of any Pledged Shares to be released to Marshall. At such time as the obligations of Marshall secured hereby have been fully performed, MBI shall deliver all remaining certificates representing the Pledged Shares then held in pledge by Escrow Agent to Marshall. In the event that Marshall has not timely performed the obligations set forth under the Note and hereunder, the certificates representing the remaining Pledged Shares shall be released by Escrow Agent to MBI. In no event shall the Pledged Shares be subject to this Agreement after December 31, 2005.

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         6. WARRANTIES OF MARSHALL. Marshall hereby represents and warrants the following:

                  a. The Pledged Shares are legally issued and outstanding;

                  b. The Pledged Shares are not subject to return to MBI because of death of the holder, failure of the holder to continue employment or any other similar restriction; and

                  c. The Pledged Shares represent less than 50% of the outstanding shares of MBI.

         7. DEFAULT. In the event that Marshall defaults in the performance of any of the terms of this Agreement, or in the performance of the Note, MBI shall be entitled to declare all obligations secured hereby immediately due and payable without notice and may thereupon direct the Escrow Agent to deliver possession of the Pledged Shares to MBI for distribution to the secured parties in the manner set forth herein and MBI shall have the rights and remedies provided in the Uniform Commercial Code in the State of Florida at the date of this Agreement. If an event described above occurs, MBI shall give written notice by certified mail of such breach to Marshall. All expenses of recovering and disposing of the collateral shall be borne by Marshall. The requirement of the reasonable notice shall be met if such notice is mailed postage prepaid to Marshall at the address shown at the beginning of this Agreement, or at any other address shown on the records of MBI, at least five (5) days before the time MBI notifies the Escrow Agent in writing to deliver possession of the Pledged Shares to the MBI on behalf of the secured parties. MBI may elect, at its option, to have Escrow Agent hold any of the Pledged Shares subject to the Default for the account of the secured parties until the expiration of the Note in order to facilitate delivery of the Pledged Shares to the secured parties. At MBI's option, MBI may cure any default existing under this Security Agreement and may charge Marshall for any expense or costs thereby sustained.

         8. NOTICE. Notices from either party to the other, or to the Escrow Agent, shall be mailed postage prepaid in a sealed envelope via certified mail addressed as follows:


            If to Marshall:           Mr. Paul Marshall
                                      1 West 5720 Old Ocean Blvd
                                      Ocean Ridge, FL  33435


            If to MBI:                Morgan Beaumont, Inc.
                                      2280 Trailmate Dr., Suite 101
                                      Sarasota, FL 34243

            If to Escrow Agent:

                                      Williams, Parker, Harrison, Dietz & Getzen
                                      c/o John L. Moore
                                      200 S. Orange Avenue
                                      Sarasota, FL  34236

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         9. ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns. Any assignment by Marshall shall not relieve Marshall of any of Marshall's obligations or duties under this Agreement.

         10. MARSHALL'S COVENANTS. Marshall agrees that as long as the Pledged Shares are held under this Agreement, Marshall will promptly pay when due all taxes and assessments upon the Pledged Shares, upon dividends or distributions with respect to the Pledged Shares or upon the Note or any other note or notes evidencing the obligation secured hereby.

         11. FINANCING STATEMENT. Marshall authorizes the MBI to file, on behalf of the secured parties, in Florida financing statements signed only by MBI describing the Pledged Shares, and to amend the financing statement from time to time to cover the changes in the Pledged Shares, and to do all other acts and things that the MBI may request to establish and maintain any valid security interest in the Pledged Shares free of all other liens and claims whatsoever to secure the payment of the Note.

         12. WAIVER. No waiver by MBI or the Original Shareholders of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the MBI in exercising any right of remedy shall operate as a waiver hereof and no single or partial exercise by MBI of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this Agreement. The provisions of this Agreement are cumulative and in addition to the provisions of any liability on the Note or any other note or other writing evidencing any liability secured by this Agreement or otherwise, and MBI shall have all of the benefits, rights and remedies of and under any liability and the Note or any other note or other writing evidencing any liability secured hereby. Any renewal, extension or modification which the MBI may grant with respect to the indebtedness under the Note, and any surrender, compromise, release, renewal, extension, exchange, or substitution which the MBI may grant or consent to in respect of any of the Pledged Shares given as security for the Note, shall not in any manner affect or impair any of the rights and powers given to MBI.

         13. CONSTRUCTION. All of the terms used herein which are defined in the Uniform Commercial Code of Florida have, except where the context indicates otherwise, the same meaning herein as in said Code, and this Agreement and the obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of Florida. Wherever used herein, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders. Paragraph titles are used for convenience and are not to be considered in construing the provisions of the Agreement.

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         14. DUTIES OF ESCROW AGENT. Marshall and MBI designate Williams,
Parker, Harrison, Dietz & Getzen, Professional Association, as Escrow Agent, to hold the Pledged Shares, and Escrow Agent is authorized to deliver the Pledged Shares to the Original Shareholders in the event of the exercise of the MBI's rights under paragraph 6 of this Stock Pledge Agreement, or to redeliver the Pledged Shares to Marshall in the event of termination of this Stock Pledge Agreement pursuant to paragraph 5. Escrow Agent shall not be responsible for determining entitlement to the Pledged Shares between Marshall and MBI. If any dispute or difference arises between Marshall and MBI, or if any conflicting demand shall be made upon Escrow Agent, Escrow Agent shall not be required to determine the same or take any action in the matter, but Escrow Agent may await settlement of the controversy by final, appropriate legal proceedings, or otherwise, as it may require, or Escrow Agent may file a suit in interpleader in Circuit Court in and for Sarasota County, Florida, for the purpose of having the respective rights of the parties adjudicated, and may deposit with the court the Pledged Shares. Upon institution of such interpleader suit, depositing the Pledged Shares with the court, and notice to the parties by personal service, or in accordance with the order of the court, Escrow Agent shall be fully released and discharged from all further obligations with respect to the Pledged Shares so deposited. Marshall and MBI agree to pay to Escrow Agent, equally, on demand, any and all costs and reasonable attorneys' fees incurred by Escrow Agent in connections with such interpleader, and hold Escrow Agent harmless from any obligation under this Agreement.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.


                                             MORGAN BEAUMONT, INC. ("MBI")


                                             By:
                                                --------------------------------
                                             As Its:  CHIEF EXECUTIVE OFFICER




                                             -----------------------------------
                                             PAUL MARSHALL ("MARSHALL")


                                             WILLIAMS, PARKER, HARRISON, DIETZ &
                                             GETZEN


                                             By:
                                                --------------------------------
                                                         "ESCROW AGENT"

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                                    EXHIBIT A
                           SCHEDULE OF ESCROW RELEASE


MBI shall direct Escrow Agent to release to Marshall the Pledged Shares on the following schedule:

NOVEMBER 30, 2004. For the payment of $300,000 due on November 30, 2004, 2 shares for each dollar paid if the payment is made in full. If the payment is not made in full, then, provided the payment exceeds $150,000, 1.8 shares for each dollar of payment (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares). In the event the minimum payment of $150,000 is paid by Marshall on or before the due date, then Marshall shall be entitled to 1.8 shares for each dollar of payment prior to January 31, 2005 (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares), not to exceed 540,000 shares with the remainder of the 600,000 Pledged Shares allocated to the November 30, 2004 payment to be released to the secured parties. In the event the minimum payment of $150,000 is not paid, MBI shall direct Escrow Agent to release to the secured parties, as determined by MBI, the entire 600,000 Pledged Shares allocated to the November 30, 2004 payment.

DECEMBER 31, 2004. For the payment of $300,000 due on December 31, 2004, 2 shares for each dollar paid if the payment is made in full. If the payment is not made in full, then, provided the payment exceeds $150,000, 1.8 shares for each dollar of payment (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares). In the event the minimum payment of $150,000 is paid by Marshall on or before the due date, then Marshall shall be entitled to 1.8 shares for each dollar of payment prior to February 28, 2005 (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares), not to exceed 540,000 shares with the remainder of the 600,000 Pledged Shares allocated to the December 31, 2004 payment to be released to the secured parties. In the event the minimum payment of $150,000 is not paid, MBI shall direct Escrow Agent to release to the secured parties, as determined by MBI, the entire 600,000 Pledged Shares allocated to the December 31, 2004 payment.

JANUARY 31, 2005. For the payment of $300,000 due on January 31, 2005, 2 shares for each dollar paid if the payment is made in full. If the payment is not made in full, then, provided the payment exceeds $150,000, 1.8 shares for each dollar of payment (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares). In the event the minimum payment of $150,000 is paid by Marshall on or before the due date, then Marshall shall be entitled to 1.8 shares for each dollar of payment prior to March 31, 2005 (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares), not to exceed 540,000 shares with the remainder of the 600,000 Pledged Shares allocated to the January 31, 2005 payment to be released to the secured parties. In the event the minimum payment of $150,000 is not paid, MBI shall direct Escrow Agent to release to the secured parties, as determined by MBI, the entire 600,000 Pledged Shares allocated to the January 31, 2005 payment.

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FEBRUARY 28, 2005. For the payment of $300,000 due on February 28, 2005, 2 shares for each dollar paid if the payment is made in full. If the payment is not made in full, then, provided the payment exceeds $150,000, 1.8 shares for each dollar of payment (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares). In the event the minimum payment of $150,000 is paid by Marshall on or before the due date, then Marshall shall be entitled to 1.8 shares for each dollar of payment prior to March 31, 2005 (except that shares will be released in 10,000 share blocks and partial blocks shall be rounded downward to the nearest 10,000 shares), not to exceed 540,000 shares with the remainder of the 600,000 Pledged Shares allocated to the February 28, 2005 payment to be released to the secured parties. In the event the minimum payment of $150,000 is not paid, MBI shall direct Escrow Agent to release to the secured parties, as determined by MBI, the entire 600,000 Pledged Shares allocated to the February 28, 2005 payment.

MARCH 31, 2005. For the balance payment due on March 31, 2005, 2 shares for each dollar paid if the payment is made in full. If the payment is not made in full, MBI shall direct Escrow Agent to release to the secured parties, as determined by MBI, the entire amount of Pledged Shares allocated to the March 31, 2005 payment. Delinquent payments from prior due dates will not be considered a portion of the balance payment entitling Marshall to receive a release of the Pledged Shares.

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